Exhibit  10.39

                 POWER2SHIP - WELLEY SHIPPING (CHINA) CO., LTD.



1. The Agreement is made between Power 2 Ship (P2S), whose registered office is at 903 Clint Moore Road, Boca Raton, Florida, 33487, United States of America, and Welley Shipping (China) Company Limited, Beijing Branch, whose registered office is Room 1, Floor 11, Building A, Fuhua Mansion, 8N, Chaoyangmen Street, Dongcheng District, Beijing 100027, People's Republic of China.

2. In this Agreement Welley shall mean the logistics and freight forwarding division of the China Ocean Shipping (Group) Company.

3. P2S and Welley agree to work with each other to develop new profitable business between the USA and the PRC for both air and ocean freight.

4. P2S and Welley agree to compile an annual business plan that can be changed from time to time and to sue their best endeavor to work to this business plan. All operating details shall be part of the business plan.

5. Welley will make available to P2S preferential ocean freight rates and priority space available to and from the PRC and equivalent to or better than offered to Welley's most favored shippers. Welley will additionally endeavor to provide favorable rates and availability on the same basis to and from the USA for ports outside the PRC.
     P2S will make available to Welley preferential ocean freight rates and priority space and equipment available to and from the USA and equivalent to r better than offered to P2S's most favored shippers. P2S will additionally endeavor to provide favorable rates and availability on the same basis from USA for ports outside the PRC.

6. P2S agrees to consign all of its export cargo from the USA to PRC to Welley and to nominate Welley as the handling agent for all of its import cargo in the PRC.
     For any shipment handled by Welley Shipping Beijing Branch that is under P2S's service contract, Welley Shipping Beijing Branch can issue P2S bills and nominate P2S as handling agent in USA.

7. Welley and P2S agree to profit share on all profits derived from any transaction conducted between Welley and P2S for shipments between the PRC and the USA. A transaction is deemed start when Welley or P2S accept instructions on export cargo and is deemed to finish when Welley or P2S releases control of the import cargo.

8. Clause 7 above excludes any transaction where freight is consigned to P2S by any party other than Welley on a COSCO vessel or any other such like eventuality.
If P2S accept offer from another party, and Welley Shipping Beijing Branch is the handling agent, only Welley will charge handling charge.

9. Profit shall mean the difference between the amount of gross revenue billing on the Bill of Lading and the direct costs allocated to that invoice, exclusive of salary, general and administrative (S,G & A) costs.

10. "Gross revenue billing", is defined as the total invoice amount billed by P2S or Welley, on the Bill of Lading, to a client in the PRC or USA, in relation to shipments carried through P2S/Welley joint service, exclusive of customs duties and other government-imposed levies.

Regarding to item 9 & 10, if freight charge is not showing on bill of lading but as "rate as agreed". Both parties should advise the others total cost and revenue of each shipment in the statement and list profit share caused thereof.

11. Welley and P2S will exchange statements by the 15th day following the end of the calendar month, and will settle accounts on contra basis by the 30th day following the end of the calendar month.

12.     This  Agreement   is  evergreen but can be terminated by either party by
giving  ninety  (90)  days  written  notice.

13. This Agreement can be terminated immediately if either party is forced into or intentionally enters into any form of bankruptcy, including entering into Chapter 11.

14. This Agreement shall be governed by the laws of the People's Republic of China, and disputed settled by International Arbitration.

Agreed  on  behalf  of  P2S


/s/
    ---------------------------------

Print  Name  &  Title  Date

                          23  May,  05
-------------------------


Agreed  on  behalf  of:     WELLEY  SHIPPING  CO.  (CHINA)  LTD.
                                   BEIJING  BRANCH

/s/
    ---------------------------------

Print  Name  &  Title  Date

                           2005.5.23
-------------------------